UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

PLX Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25699	94-3008334
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

870 Maude Avenue
Sunnyvale, California    94085
(Address of principal executive offices including zip code)

(408) 774-9060
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On May 24, 2004, PLX Technology, Inc. (the "Company") acquired Netchip Technology, Inc. ("Netchip"), a fabless supplier of high-performance semi-conductors based on the Universal Serial Bus (USB) and Peripheral Component Interconnect (PCI) standards. In connection with the acquisition, the Company agreed to pay additional consideration of the Company's common stock with a maximum aggregate value of approximately $10 million to the former shareholders of Netchip based on the achievement of certain USB gross margin milestones during the twelve-month earn-out period commencing on May 25, 2004 and ending on May 24, 2005. On June 20, 2005, it was determined that the Company will issue 542,915 shares of the Company's common stock with an aggregate value of approximately $4.3 million to the former Netchip shareholders representing the final distribution relating to such gross profit milestones.

All shares of common stock referenced herein were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2005

PLX Technology, Inc. (the Registrant)

By: /s/ RAFAEL TORRES

Rafael Torres
Vice President, Finance, Chief Financial Officer and Secretary